Exhibit 15


October 16, 1996


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are aware that AlliedSignal Inc. has incorporated by reference our reports dated April 22, 1996 and July 19, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about October 16, 1996. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP